UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 26, 2023

Date of Report (Date of earliest event reported)

MARKER THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37939	45-4497941
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4551 Kennedy Commerce Dr. Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)

(713) 400-6400

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MRKR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) Amendment of Amended and Restated Certificate of Incorporation to Effect Reverse Stock Split and Shares Reduction

On January 26, 2023, Marker Therapeutics, Inc. (the “Company”) filed a Certificate of Amendment to its Amended and Restated Certificate of Incorporation (the “Amendment”) with the Secretary of State of the State of Delaware to effect a one-for-ten (1-for-10) reverse stock split (the “Reverse Stock Split”) of its outstanding common stock and a reduction in the total number of authorized shares of its common stock from 300,000,000 to 30,000,000 (the “Shares Reduction”). The Amendment will be effective at 5:00 p.m. Eastern Time on January 26, 2023. A series of alternate amendments to effect (i) a reverse stock split and (ii) a reduction in the total number of authorized shares of the Company’s common stock was approved by the Company’s stockholders at the Company’s 2022 Annual Meeting of Stockholders held on May 24, 2022, and the specific one-for-ten (1-for-10) Reverse Stock Split and corresponding Shares Reduction was subsequently approved by the Company’s board of directors on January 24, 2023.

The Amendment provides that, at the effective time of the Amendment, every ten (10) shares of the Company’s issued and outstanding common stock will automatically be combined into one issued and outstanding share of common stock and the authorized shares of the Company’s common stock will reduce from 300,000,000 to 30,000,000, without any change in par value per share. The Reverse Stock Split will affect all shares of the Company’s common stock outstanding immediately prior to the effective time of the Amendment. As a result of the Reverse Stock Split, proportionate adjustments will be made to the per share exercise price and/or the number of shares issuable upon the exercise or vesting of all stock options and warrants issued by the Company and outstanding immediately prior to the effective time of the Amendment, which will result in a proportionate decrease in the number of shares of the Company’s common stock reserved for issuance upon exercise or vesting of such stock options and warrants and a proportionate increase in the exercise price of all such stock options and warrants. In addition, the number of shares reserved for issuance under the Company’s equity compensation plans immediately prior to the effective time of the Amendment will be reduced proportionately.

No fractional shares will be issued as a result of the Reverse Stock Split. Stockholders of record who would otherwise be entitled to receive a fractional share will receive a cash payment in lieu thereof. The Reverse Stock Split will affect all stockholders proportionately and will not affect any stockholder’s percentage ownership of the Company’s common stock (except to the extent that the Reverse Stock Split results in any stockholder owning only a fractional share).

The Company’s common stock will begin trading on The Nasdaq Capital Market on a split-adjusted basis when the market opens on Thursday, January 27, 2023. The new CUSIP number for the Company’s common stock following the Reverse Stock Split is 57055L 206.

The foregoing description is qualified in its entirety by the Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Marker Therapeutics, Inc., effective January 26, 2023
104	Inline XBRL for the cover page of this Current Report on Form 8-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marker Therapeutics, Inc.

Dated: January 26, 2023	By:	/s/ Peter Hoang
Peter Hoang
President and Chief Executive Officer